EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of eOn Communications Corporation of our report dated November 12, 2013, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of eOn Communications Corporation for the year ended July 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ HORNE LLP

Ridgeland, Mississippi

February 7, 2014